EXHIBIT 99.1

        Actuate Reports Second Quarter 2004 Financial Results;
                     Total Revenues $27.8 Million;
              Non-GAAP Operating Margin Increases to 10%

    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--July 29, 2004--Actuate Corporation (NASDAQ:ACTU), the world leader in Enterprise Reporting Applications, today announced its financial results for the quarter ended June 30, 2004. Revenues for the second quarter of 2004 were $27.8 million, a 7% increase compared with revenues for the second quarter of 2003 and an 8% sequential increase over the first quarter of 2004. On a GAAP basis, Actuate's net income in the second quarter of 2004 was $1.3 million, or $0.02 per diluted share, compared with a net loss of $1.9 million, or $0.03 per share, reported in the same quarter a year ago. On a non-GAAP basis, net income in the second quarter of 2004 was $1.8 million, an increase of 81% compared with the second quarter of 2003. Diluted earnings per share increased to $0.03 for the second quarter of 2004 from $0.02 in the same quarter last year. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and purchased technology, amortization of deferred compensation, certain legal fees and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results.
    The Company increased cash, cash equivalents and short-term investments by $4.5 million in Q2, after repurchasing $1.2 million of stock during the quarter. Deferred revenue ended the quarter at a record $26.7 million, an increase of 16% from June 30, 2003.
    "Actuate continues to focus on the strategy we outlined at the start of the year, and through deliberate execution and continuous innovation we stand strong against a difficult IT spending backdrop," said Pete Cittadini, Actuate's president and CEO. "During the second quarter, we built upon the success of our target application focus, our international organization and our robust reseller strategy. The release of Actuate 8 adds to this positive momentum, by providing our customers an enhanced ability to connect in real-time to disparate data sources of all types and speeding time-to-market of Enterprise Reporting Applications that are adopted by 100% of users."

    Significant Q2 Financial Highlights

    -- Attained GAAP net income of $1.3 million, the highest level of GAAP profitability since Q1 2001;

    --  Generated $5.8 million of cash flow from operations;

    --  Received orders greater than $100,000 from 45 customers
        (average value of $378,000)

    -- Decreased days sales outstanding by 5 days to a record low 64 days;

    --  Added 91 new customers;

    -- Received a significant strategic order from an existing Global 9000 customer in the financial services industry that represented about 10% of total revenues for the quarter; and

    -- Repurchased over 346,000 shares of stock during Q2 at a total cost of $1.2 million.

    Customer Successes

    During the second quarter of 2004, Actuate closed 91 deals from new customers within its sales channels, including, among others:
Armstrong World Industries, Asics Corporation, Computer Sciences Corporation UK, Ewe AG, Gas Transmission Northwest, GE Health Care, Hino Motors, ING Bank NV, John Deere Credit, KOSE Corporation, Montefiore Medical Center, NEC Fielding, Philips Medical Systems, Seiko, Tohoku Electric and Toyo Construction.
    In the second quarter, Actuate also received significant repeat orders from American Express, Callidus Software, Canadian Imperial Bank of Commerce, IBM Canada, Deutsche Bank, Municipal Property Assessment Corporation, State Street Bank, Wachovia, UBS and The World Bank, among others.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of intangibles and other costs arising from acquisitions, certain legal and accounting fees, restructuring charges and an adjustment to the tax provision. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings. Additionally, the non-GAAP reconciliation will be available in the investor relations section of Actuate's website at www.actuate.com.

    Conference Call Information

    Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, July 29, 2004 to discuss second quarter 2004 financial results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's web site at www.actuate.com and will be available as an archived replay at the same location until approximately August 12, 2004.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has about 2,900 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2003 Annual Report on Form 10-K filed on March 11, 2004 and Quarterly Report on Form 10-Q filed on May 6, 2004.

    Copyright(C) 2004 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.


                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                  June 30,   Dec. 31,
                                                    2004       2003
                                                  ---------  ---------

                       ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                                     $50,322    $45,439
  Accounts receivable, net                          19,445     20,208
  Other current assets                               2,510      2,599
                                                  ---------  ---------
Total current assets                                72,277     68,246
Property and equipment, net                          5,530      5,097
Goodwill and other intangibles, net                 25,201     26,525
Other assets                                         1,180      1,538
                                                  ---------  ---------
                                                  $104,188   $101,406
                                                  =========  =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $3,510     $2,758
  Current portion of restructuring liabilities       2,504      2,198
  Accrued compensation                               4,139      4,402
  Other accrued liabilities                          5,085      4,772
  Income taxes payable                               1,964      1,241
  Deferred revenue                                  26,749     25,790
                                                  ---------  ---------
Total current liabilities                           43,951     41,161
                                                  ---------  ---------
Restructuring liabilities, net of current portion   13,976     15,064
Stockholders' equity                                46,261     45,181
                                                  ---------  ---------
                                                  $104,188   $101,406
                                                  =========  =========


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                                  Three Months Ended  Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                      2004     2003     2004     2003
                                  --------- -------- -------- --------
Revenues:
  License fees                     $12,296  $11,898  $23,773  $22,754
  Services                          15,553   14,108   29,744   28,382
                                  --------- -------- -------- --------
Total revenues                      27,849   26,006   53,517   51,136
                                  --------- -------- -------- --------

Costs and expenses:
  Cost of license fees                 831      621    1,931    1,232
  Cost of services                   6,580    5,853   12,669   11,756
  Sales and marketing               10,706   11,534   21,000   22,722
  Research and development           5,224    4,398   10,415    8,967
  General and administrative         2,373    3,108    5,046    6,850
  Amortization of other
   intangibles                         276      700      558    1,470
  Restructuring charges                  -        -      586        -
                                  --------- -------- -------- --------
Total costs and expenses            25,990   26,214   52,205   52,997
                                  --------- -------- -------- --------
Income (loss) from operations        1,859     (208)   1,312   (1,861)
Interest and other income, net         214      141      384      300
                                  --------- -------- -------- --------
Income (loss) before income taxes    2,073      (67)   1,696   (1,561)
Provision for income taxes             778    1,794      778    1,136
                                  --------- -------- -------- --------
Net (loss) income                   $1,295  $(1,861)    $918  $(2,697)
                                  ========= ======== ======== ========
Basic net (loss) income per share    $0.02   $(0.03)   $0.01   $(0.04)
                                  ========= ======== ======== ========
Shares used in basic per share
 calculation                        61,488   60,404   61,423   60,316
                                  ========= ======== ======== ========
Diluted net (loss) income per
 share                               $0.02   $(0.03)   $0.01   $(0.04)
                                  ========= ======== ======== ========
Shares used in diluted per share
 calculation.                       65,623   60,404   65,366   60,316
                                  ========= ======== ======== ========


                         ACTUATE CORPORATION
        RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                (in thousands, except per share data)
                             (unaudited)

                                              Three Months Ended
                                                June 30, 2004
                                         ----------------------------
                                                  Adjust-
                                           GAAP    ments     Non-GAAP
                                         -------- -------    ---------
Revenues:
 License fees                            $12,296             $12,296
 Services                                 15,553              15,553
                                         --------            --------
Total revenues                            27,849              27,849
                                         --------            --------

Costs and expenses:
 Cost of license fees                        831    (383)(a)     448
 Cost of services                          6,580               6,580
 Sales and marketing                      10,706              10,706
 Research and development                  5,224     (41)(b)   5,183
 General and administrative                2,373    (145)(c)   2,228
 Amortization of other intangibles           276    (276)          -
                                         --------            --------
Total costs and expenses                  25,990              25,145
                                         --------            --------
Income from operations                     1,859               2,704
Interest and other income, net               214                 214
                                         --------            --------
Income before income taxes                 2,073               2,918
Provision for income taxes                   778     316 (d)   1,094
                                         --------            --------
Net income                                $1,295              $1,824
                                         ========            ========
Basic net income per share                 $0.02               $0.03
                                         ========            ========
Shares used in basic per share
 calculation                              61,488              61,488
                                         ========            ========
Diluted net income per share               $0.02               $0.03
                                         ========            ========
Shares used in diluted per share
 calculation                              65,623              65,623
                                         ========            ========


                                               Three Months Ended
                                                 June 30, 2003
                                          ----------------------------
                                                   Adjust-
                                            GAAP    ments     Non-GAAP
                                          -------- -------    --------
Revenues:
 License fees                             $11,898             $11,898
 Services                                  14,108              14,108
                                          --------            --------
Total revenues                             26,006              26,006
                                          --------            --------

Costs and expenses:
 Cost of license fees                         621    (225)(a)     396
 Cost of services                           5,853               5,853
 Sales and marketing                       11,534              11,534
 Research and development                   4,398               4,398
 General and administrative                 3,108    (756)(c)   2,352
 Amortization of other intangibles            700    (700)          -
                                          --------            --------
Total costs and expenses                   26,214              24,533
                                          --------            --------
Income (loss) from operations                (208)              1,473
Interest and other income, net                141                 141
                                          --------            --------
Income (loss) before income taxes             (67)              1,614
Provision for income taxes                  1,794  (1,189)(d)     605
                                          --------            --------
Net (loss) income                         $(1,861)             $1,009
                                          ========            ========
Basic net (loss) income per share          $(0.03)              $0.02
                                          ========            ========
Shares used in basic per share calculation 60,404              60,404
                                          ========            ========
Diluted net (loss) income per share        $(0.03)              $0.02
                                          ========            ========
Shares used in diluted per share
 calculation                               60,404              62,243
                                          ========            ========

(a) Amortization of purchased technology.

(b) Amortization of deferred compensation.

(c) Legal costs related to the litigation with MicroStrategy, Incorporated.

(d) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 37.5%. The amount of provision for income taxes used in arriving at the non-GAAP net income does not reflect the actual or future expected provision for income taxes.


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                     Six Months Ended
                                                         June 30,
                                                       2004      2003
                                                    --------  --------
 Operating activities
   Net income (loss)                                   $918   $(2,697)
   Adjustments to reconcile net loss to net cash
    from operating activities:
     Amortization of deferred compensation                -        41
     Amortization of other intangibles                1,324     1,921
     Depreciation                                     1,225     1,677
   Changes in operating assets and liabilities:
     Accounts receivable                                763     4,368
     Other current assets                                89       732
     Deferred tax assets                                  -       146
     Accounts payable                                   752       424
     Accrued compensation                              (263)      127
     Other accrued liabilities                          313      (535)
     Income taxes payable                               723       145
     Restructuring liabilities                         (782)   (2,069)
     Deferred revenue                                   959      (223)
                                                    --------  --------
 Net cash provided by operating activities            6,021     4,057
                                                    --------  --------

 Investing activities
    Purchases of property and equipment              (1,658)   (1,138)
    Proceeds from maturity of short-term
     investments                                     35,469    30,192
    Purchases of short-term investments             (24,999)  (16,417)
    Net change in other assets                          358      (175)
                                                    --------  --------
 Net cash used in investing activities                9,170    12,462
                                                    --------  --------

 Financing activities
     Proceeds from issuance of common stock           1,334     1,819
     Stock repurchases                               (1,179)   (1,015)
                                                    --------  --------
 Net cash provided by financing activities              155       804
                                                    --------  --------
 Net decrease in cash and cash equivalents           15,346    17,323
 Changes in FASB 115 gain/loss                          (81)        -
 Effect of exchange rate on cash                         88       (30)
 Cash and cash equivalents at the beginning of the
  period                                              8,950    23,595
                                                    --------  --------
 Cash and cash equivalents at the end of the
  period                                            $24,303   $40,888
                                                    ========  ========

    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com